Exhibit 10.2a

Execution Copy

FIRST AMENDMENT TO

REGISTRATION RIGHTS AGREEMENT

AMENDMENT NO. 1, dated as of May 17, 1996 (this “Amendment”), to the Registration Rights Agreement, dated November 22, 1995 (the “Agreement”), by and between The Estée Lauder Companies Inc., a Delaware corporation (the “Company”), Leonard A. Lauder (“LAL”), Ronald S. Lauder (“RSL”), William P. Lauder (“WPL”), Gary M. Lauder (“GML”), Aerin Lauder, Jane Lauder, LAL Family Partners L.P., Lauder & Sons L.P., a Delaware limited partnership, LAL, RSL and Ira T. Wender, as trustees (the “EL Trustees”), u/a/d as of June 2, 1994, as amended. between Estée Lauder, as settlor, and the EL Trustees, and known as “The Estée Lauder 1994 Trust Agreement” (the “EL Trust”), LAL and Joel S. Ehrenkranz, as trustees (the “LAL Trustees”), u/a/d as of November 16, 1995, between Estée Lauder, as settlor, and the LAL Trustees, and known as the “The LAL 1995 Preferred Stock Trust” (the “LAL Trust”), the trustees of the various other trusts set forth on the signature pages hereof and Morgan Guaranty Trust Company of New York in its capacity as pledgee of RSL (“Morgan”).

W I T N E S S E T H:

WHEREAS, the Company and the other parties to the Agreement wish to modify the period during which Preferred Stock Requesting Holders may demand registration of their Registrable Preferred Stock; and

WHEREAS, the Company and the other parties to the Agreement wish to clarify the group of persons entitled to piggyback registration rights under the Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties hereto hereby agree as follows:

1.         Capitalized terms used in this Amendment without definition shall have the respective meanings ascribed to such terms in the Agreement.

2.         For purposes of the Agreement, as amended by the Amendment, the following terms shall have the meanings ascribed to them below:

(a)          “Preferred Stock Demand Exercise Period” shall mean the period beginning on November 22, 1995 and ending on the later of (a) Mrs. Lauder’s death and (b) June 30, 2000.

(b)          “Participating Holder” shall mean any Common Stock Demand Holder, any Preferred Stock Requesting Holder or any other Holder.

3.        Except as expressly set forth in this Amendment, the Agreement has not been amended or modified and remains in full force and effect.

4.        This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York (other than its rules of conflicts of law to the extent the application of the laws of another jurisdiction would be required thereby).

5.        This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.

THE ESTÉE LAUDER COMPANIES INC.

By:	/s/ Leonard A. Lauder
Name:	Leonard A. Lauder
Title:	Chairman and-Chief Executive Officer

/s/ Leonard A. Lauder

Leonard A. Lauder, (a) individually, (b) as Managing Partner of LAL Family Partners L.P., (c) as Trustee of The Estée Lauder 1994 Trust, (d) as a Class B General Partner of Lauder & Sons L.P., (e) as Trustee of The 1995 Estée Lauder LAL Trust (a Class B General Partner of Lauder & Sons L.P.) and (f) as Trustee of the LAL Trust

/s/ Ronald S. Lauder

Ronald S. Lauder, (a) individually, (b) as Trustee of The Descendents of RSL 1966 Trust, (c) as Trustee of The Estée Lauder 1994 Trust, (d) as a Class B General Partner of Lauder & Sons L.P. and (e) as Trustee of The 1995 Estée Lauder RSL Trust (a Class B General Partner of Lauder & Sons L.P.)

/s/ William P. Lauder
William P. Lauder, (a) individually and (b) as Trustee of The 1992 Leonard A. Lauder Grantor Retained Annuity Trust

/s/ Gary M. Lauder
Gary M. Lauder, (a) individually and (b) as Trustee of The 1992 Leonard A. Lauder Grantor Retained Annuity Trust

/s/ Aerin Lauder
Aerin Lauder

/s/ Jane Lauder
Jane Lauder

/s/ Joel S. Ehrenkranz

Joel S. Ehrenkranz, (a) as Trustee of the 1992 Leonard A. Lauder Grantor Retained Annuity Trust, (b) as Trustee of the Trust f/b/o Gary M. Lauder and William P. Lauder u/a/d December 15, 1976, created by Leonard Lauder, as Grantor, (c) as Trustee of The 1995 Estée Lauder LAL Trust (a Class B General Partner of Lauder & Sons L.P.) and (d) as Trustee of the LAL Trust

/s/ Carol S. Boulanger
Carol S. Boulanger, as Trustee of the Trust f/b/o Gary M. Lauder and William P. Lauder u/a/d December 15, 1976, created by Leonard Lauder, as Grantor

/s/ Richard D. Parsons

Richard D. Parsons, (a) as Trustee of the Trust f/b/o Aerin Lauder and Jane Lauder u/a/d December 15, 1976, created by Estée Lauder and Joseph H. Lauder, as Grantors, (b) as Trustee of the Trust f/b/o Aerin Lauder and Jane Lauder u/a/d December 15, 1976, created by Ronald S. Lauder, as Grantor and (c) as Trustee of The 1995 Estée Lauder RSL Trust (a Class B General Partner of Lauder & Sons L.P.)

/s/ Ira T. Wender

Ira T. Wender, (a) as Trustee of The Estée Lauder 1994 Trust, (b) as Trustee of The 1995 Estée Lauder LAL Trust (a Class B General Partner of Lauder & Sons L.P.) and (c) as Trustee of The 1995 Estée Lauder RSL Trust (a Class B General Partner of Lauder & Sons L.P.)

Morgan Guaranty Trust Company of New York,
in its capacity as pledgee of Ronald S. Lauder

By:	/s/ Willa B. Baynard
	Name:	Willa B. Baynard
	Title:	Vice President